[GRAPHIC]

AETNA LIFE INSURANCE AND ANNUITY COMPANY
151 Farmington Avenue
Hartford, Connecticut 06156
800-525-4225

If you have questions about the Contract, call the toll-free number shown above.

GROUP COMBINATION DEFERRED ANNUITY CONTRACT (NONPARTICIPATING)

Aetna Life Insurance and Annuity Company (ALIAC), a stock company, will pay benefits according to the terms and conditions set forth in this Contract. This Contract is delivered in New York and is subject to the laws of that jurisdiction.

Please read this Contract carefully. It states ALIAC's contractual rights and obligations as well as the rights and obligations of the Contract Holder and Participants.

SPECIFICATIONS

Plan
SPECIMEN

Type of Plan
SPECIMEN

Contract Holder
SPECIMEN

Group Annuity Contract Number
SPECIMEN

Contract Effective Date
SPECIMEN


RIGHT TO CANCEL

The Contract Holder may cancel this Contract within 10 calendar days of receiving it by returning it to ALIAC at the address shown above, or to the agent from whom it was purchased. Within seven calendar days of receiving the cancellation request at its Home Office, ALIAC will return any Contributions received, plus any increase, or minus any decrease in value, on the amount, if any, allocated to the Separate Account. Contributions to the Guaranteed Accumulation Account will be returned, subject to a Market Value Adjustment, which may be positive or negative.

Signed at the Home Office on the Effective Date.

/s/ Thomas J. McInerney                          /s/ Paula Cludray Engelke

President                                        Secretary


   THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN SECTIONS 3 AND 11.


ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. AMOUNTS ALLOCATED TO THE GUARANTEED ACCUMULATION ACCOUNT, IF WITHDRAWN BEFORE A GUARANTEED TERM MATURITY DATE, MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY RESULT IN AN INCREASE, OR A DECREASE, IN THE INDIVIDUAL ACCOUNT VALUE. AMOUNTS ALLOCATED TO THE FIXED PLUS ACCOUNT ARE NOT AVAILABLE AS A LUMP SUM WITHDRAWAL, OTHER THAN DUE TO DEATH, SEPARATION FROM SERVICE, OR RETIREMENT, OR AS OTHERWISE ALLOWED BY THE CONTRACT.

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VARIABLE ANNUITY ASSUMED ANNUAL NET RETURN RATE - ANNUITY PHASE

If a Variable Annuity is chosen, an assumed annual net return rate of 5.0% may be elected. If 5.0% is not elected, we will use an assumed annual net return rate of 3.5%.

The daily net return rate factor for an assumed annual net return rate of 3.5% per year is 0.9999058. The daily net return rate factor for an assumed annual net return rate 5.0% per year is 0.9998663.

If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

a) 4.75% on an annual basis plus an annual return in the amount of the administration fee set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

b) 6.25% on an annual basis plus an annual return in the amount of the administration fee set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

                                TABLE OF CONTENTS

                                                                                       PAGE
CONTRACT SCHEDULE I.   ACCUMULATION PHASE                                              SI-1

CONTRACT SCHEDULE II.  ANNUITY PHASE                                                  SII-1

DEFINITIONS                                                                               1

SECTION 1.  GENERAL CONTRACT PROVISIONS                                                   3

             1.01  Entire Contract                                                        3
             1.02  Nonparticipating Contract                                              3
             1.03  Control of Contract                                                    3
             1.04  Certificate                                                            3
             1.05  Incontestability                                                       3
             1.06  Grace Period                                                           3
             1.07  Change of Contract                                                     3
             1.08  Payments                                                               4
             1.09  Deferral of Payment                                                    4
             1.10  Proof of Age                                                           4
             1.11  Evidence of Survival                                                   4
             1.12  Misstatements and Adjustments                                          5
             1.13  Reports                                                                5
             1.14  State Laws                                                             5
             1.15  Claims of Creditors                                                    5
             1.16  Maintenance Fee                                                        5
             1.17  Charges for Additional Services                                        5
             1.18  Charges Subject to Change                                              5

PART I.  ACCUMULATION PHASE                                                               6

SECTION 2. CONTRIBUTIONS AND INDIVIDUAL ACCOUNT VALUE                                     6

             2.01  Contributions                                                          6
             2.02  Premium Tax                                                            6
             2.03  Individual Account                                                     6
             2.04  Experience Credit                                                      6
             2.05  Individual Account Value                                               6

SECTION 3. SEPARATE ACCOUNT                                                               7

             3.01  General                                                                7
             3.02  Funds Available                                                        7
             3.03  Change or Substitution of Funds                                        7
             3.04  Accumulation Units                                                     7
             3.05  Accumulation Unit Value                                                7
             3.06  Net Investment Factor                                                  7
             3.07  Charges to the Separate Account                                        8
             3.08  Fund Transfers                                                         8
             3.09  Withdrawals from the Separate Account                                  8


                                        i

                                                                                       PAGE
SECTION 4. AETNA GET FUND                                                                 8

             4.01  GET Fund Guarantee Period                                              8
             4.02  GET Fund Offering Period                                               8
             4.03  GET Fund Guarantee                                                     9
             4.04  GET Fund Maturity Date                                                 9
             4.05  Transfers or Withdrawals from the GET Fund                             9

SECTION 5. FIXED ACCOUNT                                                                  9

             5.01  Fixed Account Minimum Guaranteed Interest Rate                         9
             5.02  Transfers from the Fixed Account                                      10
             5.03  Withdrawals from the Fixed Account                                    10

SECTION 6. FIXED PLUS ACCOUNT                                                            10

             6.01  Fixed Plus Account Minimum Guaranteed Interest Rate                   10
             6.02  Transfers from the Fixed Plus Account                                 10
             6.03  Partial Withdrawals from the Fixed Plus Account                       11
             6.04  Full Withdrawal of the Total Amount in the Fixed Plus Account         11
             6.05  Waiver of Fixed Plus Account Full Withdrawal Provision                11

SECTION 7. GUARANTEED ACCUMULATION ACCOUNT (GAA)                                         11

             7.01  Nonunitized Separate Account                                          11
             7.02  GAA Minimum Guaranteed Interest Rate                                  12
             7.03  Deposit Period                                                        12
             7.04  Guaranteed Term                                                       12
             7.05  Guaranteed Term Groups                                                12
             7.06  Maturity Date, Maturity Value and Reinvestment                        12
             7.07  Transfers and Withdrawals from the GAA                                12
             7.08  Application of the Market Value Adjustment                            13
             7.09  Market Value Adjustment (MVA)                                         13

SECTION 8. TRANSFERS, WITHDRAWALS AND DISTRIBUTIONS                                      14

             8.01  Transfers                                                             14
             8.02  Withdrawals                                                           14
             8.03  Withdrawal Restrictions Under the Code                                14
             8.04  Withdrawal Charge                                                     15
             8.05  Waiver of Withdrawal Charge                                           15
             8.06  Reinstatement                                                         15
             8.07  Required Distributions                                                15
             8.08  Systematic Distribution Options (SDOs)                                16
             8.09  Individual Account Termination                                        16

SECTION 9. LOANS                                                                         16

             9.01  Loan Availability                                                     16

SECTION 10. DEATH BENEFIT DURING THE ACCUMULATION PHASE                                  16

            10.01  Death Benefit                                                         16
            10.02  Contract Beneficiary                                                  16
            10.03  Distribution of Death Benefit                                         17


                                       ii

                                                                                       PAGE
PART II.  ANNUITY PHASE                                                                  17

SECTION 11. GENERAL PROVISIONS                                                           17

            11.01  Election                                                              17
            11.02  Change of Annuity Provisions                                          17
            11.03  Annuity Options                                                       17
            11.04  Mortality Table                                                       18
            11.05  Payments                                                              18
            11.06  Investment Options                                                    19
            11.07  Fixed Annuity Minimum Guaranteed Interest Rate                        19
            11.08  Variable Annuity Assumed Annual Net Return Rate Election              19
            11.09  Variable Annuity Transfers                                            19
            11.10  Fund Annuity Units                                                    19
            11.11  Fund Annuity Unit Value                                               20
            11.12  Fund Annuity Net Return Factor                                        20
            11.13  Death Benefit During the Annuity Phase                                20
            11.14  Charges to the Separate Account                                       21

ANNUITY TABLES                                                                           22

                               CONTRACT SCHEDULE I
                               ACCUMULATION PHASE

CONTROL OF CONTRACT (see 1.03)

          [The Contract Holder controls this Contract.

          By notifying us in writing, the Contract Holder may allow Participants to choose Investment Options for an Individual Account. The Contract Holder may, however, retain the right to choose Investment Options for employer Contributions. Unless otherwise provided by the Plan, we will make payments only at the written direction of the Contract Holder and a Participant. Unless otherwise specified by the Plan, we will make an in-service transfer under Internal Revenue Service Revenue Ruling 90-24 only at the written direction of the Contract Holder and a Participant and will make checks payable to the acquiring investment provider(s).

          The Contract and Individual Accounts are nontransferable and nonassignable except to us in the event of a loan (if allowed under the Contract) or in the event of a qualified domestic relations order as allowed under the Retirement Equity Act of 1984 (REA).

          Participants have a nonforfeitable right to the value of employer Contributions made to their Individual Accounts subject to any Plan vesting limits as determined by the Contract Holder. Participants have a nonforfeitable right to the value of employee Contributions made to their Individual Accounts as provided by Code Section 403(b) and subject to the terms of the Plan.

          The Contract Holder must notify us in writing if the Plan is, or becomes, subject to the Employee Retirement Income Security Act of 1974 (ERISA) and/or related law or regulations including REA. We will rely on the Contract Holder's determination and representation of the applicability of such laws. If the Plan is subject to ERISA, before we will make a distribution from an Individual Account, the Contract Holder must certify in writing that all applicable REA requirements have been met and that the distribution complies with the Plan.]

MAINTENANCE FEE (see 1.16)

          The maintenance fee for each Individual Account is [$XX] as of the Effective Date of the Contract and is subject to change (see 1.18). The fee will never exceed [$30].

CONTRIBUTION LIMITS (see 2.01)

          [Each year, Contributions to the Contract are limited to the lesser of:

          (a) The maximum exclusion allowance (MEA) limit under Code Section 403(b); or

          (b) The amount set forth in Code Section 415, generally, 25% of compensation up to $30,000.

          In addition, salary reduction Contributions as defined in Code Section 402(g) may not exceed $10,000, or such larger amount as adjusted by the Secretary of the Treasury during any calendar year, unless the alternative limitation under Code Section 402(g)(8) applies.]

SEPARATE ACCOUNT (see 3.01)

          Variable Annuity Account [C]

DAILY CHARGES TO THE SEPARATE ACCOUNT (see 3.07)

          Charges to the Separate Account are subject to change (see 1.18). The charges as of the Effective Date of the Contract are as follows:

          Mortality and Expense Risk Charge: [X.XX%] (annual basis)
               This charge will never exceed [1.50%] (annual basis).

          Administrative Charge: [X.XX%] (annual basis)
               This charge will never exceed [0.25%] (annual basis).

          Aetna GET Fund Guarantee Charge: If applicable, the charge will be provided to the Contract Holder and will never exceed 0.75% (annual basis).

FIXED INTEREST OPTIONS AVAILABLE (see Section 5, Section 6, and Section 7)

          [Fixed Account
          Fixed Account for transferred amounts only (no ongoing Contributions) Fixed Plus Account
          Guaranteed Accumulation Account (GAA)]

FIXED ACCOUNT MINIMUM GUARANTEED INTEREST RATE (see 5.01)

          The interest rate will never be less than 3% (annual basis).

FIXED ACCOUNT ANNUAL TRANSFER LIMIT (see 5.02)

          [10%]

FIXED PLUS ACCOUNT MINIMUM GUARANTEED INTEREST RATE (see 6.01)

          The interest rate will never be less than 3% (annual basis).

FIXED PLUS ACCOUNT ANNUAL TRANSFER AND PARTIAL WITHDRAWAL LIMIT (see 6.02 and 6.03)

          [20%]

WAIVER OF FIXED PLUS ACCOUNT TRANSFER LIMIT (see 6.02)

          [$2,000]

WAIVER OF FIXED PLUS ACCOUNT FULL WITHDRAWAL PROVISION (see 6.05)

          When a full withdrawal is requested, payment from the Fixed Plus Account is not limited as described in 6.04 when the withdrawal is made:

          [(a) When the amount in the Fixed Plus Account is [$2,000] or less
               (or, if applicable, as otherwise allowed by the Plan for a lump-sum cash-out without Participant consent) and during the previous [12 months] no amounts have been withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments;

          (b) Due to a Participant's death before Annuity payments begin and paid within six months of the Participant's death;

          (c)  As provided in Section 8.09;

          (d) To purchase Annuity payments on a life-contingent basis or payments for a stated period on a fixed-only basis.

          (e)  When a Participant is separated from service, and when:

               (1) Separation from service is documented in a form acceptable to us; and

               (2)  The amount is paid directly to the Participant.

          (f)  Due to financial hardship as defined in the Code, and when:

               (1)  If applicable, certified by the employer; and

               (2)  The amount is paid directly to the Participant.

          (g)  Due to disability as defined in the Code, and when:

               (1) Certified by the employer, or the diSability is otherwise documented in a form acceptable to us; and

               (2)  The amount is paid directly to the Participant.

GUARANTEED ACCUMULATION ACCOUNT MINIMUM GUARANTEED INTEREST RATE (see 7.02)

          The interest rate will never be less than 3% (annual basis).

WITHDRAWAL RESTRICTIONS UNDER THE CODE (see 8.03)

          [Limitations apply to partial and full withdrawals of the "restricted amount" from this Contract as required by Code Section 403(b)(11). The restricted amount is the sum of:

          (1) Contributions attributable to a Participant's salary reduction Contributions made on and after January 1, 1989; plus

          (2) The net increase, if any, in the Individual Account value after December 31, 1988, attributable to investment gains and losses and credited interest ("earnings").

          The restricted amount may be partially or fully withdrawn only if one or more of the following conditions are met. The Participant has:

          (a) Experienced a separation from service when certified by the employer;

          (b)  Attained age 59 1/2;

          (c)  Died;

          (d)  Become disabled, as defined by the Code;

          (e) Experienced financial hardship as defined by the Code. The amount available for financial hardship is limited to the lesser of the amount necessary to satisfy the need or Contributions attributable to salary reduction Contributions made on or after January 1, 1989; or

          (f) Met other circumstances as otherwise allowed by federal law, regulations or rulings.

          No limitations apply to salary reduction Contributions made to a Code
          Section 403(b)(1) annuity contract and earnings credited to such Contributions made on or before December 31, 1988. The above limitations also apply to all Contributions attributable to a Participant's salary reduction Contributions (before or after January 1, 1989) which represent amounts transferred under Internal Revenue Service Revenue Ruling 90-24 from a Code Section 403(b)(7) custodial account, except that earnings on such Contributions made on or before December 31, 1988 to a Code Section 403(b)(7) custodial account are also available for financial hardship.

          In addition to the limitations described above, Contributions attributable to employer Contributions which represent amounts transferred under Internal Revenue Service Revenue Ruling 90-24 from a Code Section 403(b)(7) custodial account may be partially or fully withdrawn only if one or more of the following conditions are met. The Participant has:

          (a) Experienced a separation from service when certified by the employer;

          (b)  Attained age 59 1/2;

          (c)  Died;

          (d)  Become disabled, as defined by the Code;

          (e) Experienced financial hardship as defined by the Code. The amount available for financial hardship is limited to the lesser of the amount necessary to satisfy the need or Contributions attributable to employer Contributions made on or after January 1, 1989 and earnings thereon; or

          (f) Met other circumstances as otherwise allowed by federal law, regulations or rulings.]

WITHDRAWAL CHARGE (see 8.04)

          [For each withdrawal from an Individual Account, we may deduct a withdrawal charge. This charge is a percentage of the amount withdrawn, determined as follows:

          [NUMBER OF YEARS SINCE INDIVIDUAL
          ACCOUNT ESTABLISHED]                           WITHDRAWAL CHARGE
          --------------------                           -----------------
          [Fewer than 3                                          5%
          3 or more, but fewer than 4                            4%
          4 or more, but fewer than 5                            3%
          5 or more, but fewer than 6                            2%
          6 or more, but fewer than 7                            1%
          7 or more                                              0%]

          The withdrawal charge will never exceed 8.5% of total Contributions, or the maximum permitted by National Association of Securities Dealers, Inc. (NASD) rules.]

WAIVER OF WITHDRAWAL CHARGE (see 8.05)

          [The withdrawal charge does not apply when the withdrawal is:

          (a)  Used to purchase Annuity payments;

          (b) Used to purchase a single premium immediate Annuity or individual retirement Annuity issued by ALIAC or one of its affiliates, provided that the right to cancel under the new Contract is not exercised. We will treat exercise of the right to cancel as a reinstatement and any subsequent withdrawal may then be subject to the withdrawal charge applicable on the date of the withdrawal;

          (c)  Under a systematic distribution option (see 8.08);

          (d)  When we terminate an Individual Account as provided in 8.09;

          (e) When the Individual Account value is [$3,500] or less (or, if applicable, as otherwise allowed by the Plan for lump-sum cash-out without Participant consent) and during the previous [12 months] no amounts have been withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments;

          (f) Made by a Participant who has attained age 59 1/2 and, if applicable, has completed nine Contribution periods;

          (g)  Due to a Participant's death before Annuity payments begin;

          (h) In an amount equal to or less than [10%] of the Individual Account value when the withdrawal is the first withdrawal in a calendar year and is made to a Participant who has attained age 59 1/2 and not older than age 70 1/2 (not available when a systematic distribution option is in effect). Any outstanding loans are not included in the Individual Account value when determining the [10%] amount. This waiver does not apply to full withdrawals or to a withdrawal due to a loan default;

          (i) To a Participant who is separated from service when certified by the employer;

          (j)  Due to financial hardship as defined in the Code;

          (k) Due to the transfer of the Individual Account value to another contract issued by ALIAC for the Plan, subject to various conditions agreed to by the Contract Holder and ALIAC; or

          (l) For a transfer as provided under Internal Revenue Service Revenue Ruling 90-24 to an ALIAC Code Section 403(b)(7) custodial account.]

REQUIRED DISTRIBUTIONS (see 8.07)

          [Generally, for Contributions made and earnings credited after December 31, 1986, distribution must begin by April 1 of the calendar year following the later of the calendar year in which a Participant
          (1) attains age 70 1/2 or (2) retires. For Individual Account values as of December 31, 1986, distribution must begin by the last day of the year in which a Participant attains age 75 or retires, whichever is later.]

          The entire Individual Account value must be distributed, or begin to be distributed, over the life or life expectancy of a Participant, or joint lives or joint life expectancies of a Participant and a beneficiary.

INDIVIDUAL ACCOUNT TERMINATION AMOUNT (see 8.09)

          $1,999, or the paid-up Annuity benefit is less than $20 monthly

LOANS (see 9.01)

          [Loans are available under this Contract.]

CONTRACT BENEFICIARY (see 10.02)

          [The Contract Holder is the Contract beneficiary. A Participant may designate a beneficiary under the Plan (Plan beneficiary).]

                              CONTRACT SCHEDULE II
                                  ANNUITY PHASE

PAYMENT PERIOD (see 11.03)

          The period for which we will guarantee Annuity payments must be at least [five] years and no more than [30] years.

MORTALITY TABLE (see 11.04)

          Society of Actuaries' 1983 Table a

MAXIMUM NUMBER OF FUNDS (see 11.06)

          The maximum number of Funds is [four].

FIXED ANNUITY MINIMUM GUARANTEED INTEREST RATE (see 11.07)

          3% (annual basis)

NUMBER OF ANNUAL TRANSFERS AMONG FUNDS (see 11.09)

          Each calendar year, we allow [five] transfers among funds.

DAILY CHARGES TO THE SEPARATE ACCOUNT (see 11.14)

          Charges to the Separate Account will never be more than the following:

          Mortality and Expense Risk Charge: [1.25%] (annual basis) Administrative Charge: [0.25%] (annual basis)


                                      SII-1

DEFINITIONS

ACCUMULATION PHASE
The time between an Individual Account Effective Date and the date on which the entire Individual Account value is used to purchase Annuity payments, or otherwise distributed.

AETNA GET FUND (GET FUND)
The Aetna GET Fund is an Investment Option which may be available during the Accumulation Phase. The GET Fund operates as a series offering. Each series is a separate Fund.

AETNA LIFE INSURANCE AND ANNUITY COMPANY (ALIAC)
Aetna Life Insurance and Annuity Company ("we," and "our," and "us" refer to ALIAC).

ANNUITANT
The person whose life expectancy determines the amount and/or duration of the payments under a life-contingent Annuity option.

ANNUITY
Payment of an income:

     (a)  For a stated period;

     (b)  For the life of one or two people; or

     (c)  Some combination of (a) and (b).

A fixed Annuity is one in which the payment amount does not vary. A variable Annuity is one in which the payment amount may vary based on the net investment results of the Funds.

ANNUITY PHASE
The time during which we make Annuity payments.

BUSINESS DAY
Each day our Home Office is open for business.

CODE
The Internal Revenue Code of 1986, as it is amended from time to time.

CONTRACT
This agreement between ALIAC and the Contract Holder.

CONTRACT HOLDER
The entity, or person, named in the specifications section on the face page, to which the Contract is issued.

CONTRIBUTION
The payment made to us during the Accumulation Phase. The Contribution may be reduced by any applicable premium tax due.

EFFECTIVE DATE
The date, shown in the specifications section on the face page, on which we issue the Contract or establish an Individual Account.

FIXED ACCOUNT
A Fixed Interest Option. The Fixed Account is an obligation of our General Account.

FIXED INTEREST OPTIONS
Investment options, including the Fixed Account, the Fixed Plus Account and the Guaranteed Accumulation Account that credit interest. The Fixed Interest Options available during the Accumulation Phase are shown on Contract Schedule I under Fixed Interest Options Available.

FIXED PLUS ACCOUNT
A Fixed Interest Option. Limitations apply to withdrawals from the Fixed Plus Account. The Fixed Plus Account is an obligation of our General Account.

FUND
A variable Investment Option available under this Contract. The Funds are open-end registered investment management companies (mutual funds) in which the Separate Account invests.

GENERAL ACCOUNT
The account that holds our assets other than those held in the Separate Account or Nonunitized Separate Account.

GUARANTEED ACCUMULATION ACCOUNT (GAA)
A Fixed Interest Option that may be available during the Accumulation Phase. Under this option, we guarantee specified rates of interest for specified periods of time. Amounts allocated to the Guaranteed Accumulation Account are held in the Nonunitized Separate Account.

GOOD ORDER
Instructions that are complete and clear enough to allow us to act without exercising discretion.

HOME OFFICE
Our main office located at 151 Farmington Avenue, Hartford, Connecticut 06156.

INDIVIDUAL ACCOUNT
An account, or accounts (including, if applicable, employer and employee accounts) established for each Participant to maintain a record of transactions and the value of Contributions as invested.

INVESTMENT OPTIONS
The Funds and Fixed Interest Options available under this Contract.

MATURITY DATE
The last day of a GAA guaranteed term or the last day of the guarantee period of an Aetna GET Fund series.

NONUNITIZED SEPARATE ACCOUNT
A separate account that holds assets allocated to the Guaranteed Accumulation Account.

PARTICIPANT
A person who is covered under the retirement Plan or program for which this Contract is issued and who has an interest in this Contract.

PLAN
The retirement plan or program for which this Contract is issued.

PREMIUM TAX
Any tax assessed by any governmental entity on Contributions or amounts used to purchase Annuity payments.

SEPARATE ACCOUNT
An account that buys and holds shares of the Funds through its subaccounts.

VALUATION DATE
The date and time at which accumulation unit values and Annuity unit values are calculated. Currently, this calculation is made after the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.

SECTION 1. GENERAL CONTRACT PROVISIONS

1.01   ENTIRE CONTRACT

          The entire Contract consists of this document, any attachments and any endorsements incorporated.

          The Plan, if applicable, is not part of the Contract and ALIAC is not bound by its terms.

1.02   NONPARTICIPATING CONTRACT

          This Contract is nonparticipating. The Contract Holder, a Participant or a Contract beneficiary have no right to share in our earnings.

1.03   CONTROL OF CONTRACT

          Control of the Contract is as shown on Contract Schedule I under Control of Contract.

1.04   CERTIFICATE

          Any certificate provided to a Participant summarizes Contract provisions; it is for information only and is not part of the Contract, except for Contracts funded solely by employee contributions, in which case the terms of the Certificate shall control. We will provide certificates as required by state law in the state where the Contract is delivered and as allowed under the Plan. Certificates issued to New York residents pursuant to Contracts funded solely by employee contributions shall be delivered in the state of New York. Nothing in this Contract invalidates or impairs any right granted under New York Insurance Law Section 3219, including, but not limited to, any rights granted pursuant to New York Insurance Law
          Section 3219(a)(4).

1.05   INCONTESTABILITY

          We will not cancel this Contract because of any error of fact.

1.06   GRACE PERIOD

          Except as provided in 8.09, this Contract and all Individual Accounts will remain in effect even if Contributions are not continued.

1.07   CHANGE OF CONTRACT

          Only an ALIAC officer at the level of Vice President or higher, or an officer with written delegation of authority from a Vice President or higher officer, may change the terms of this Contract. No other ALIAC officer, employee, agent or representative can change this Contract.

          Except as noted below, this Contract may be changed at any time by written mutual agreement between the Contract Holder and ALIAC (or for Contracts funded solely by employee Contributions, the Participant). For changes we initiate requiring Contract Holder or Participant consent, we notify the Contract Holder 60 calendar days in advance of the change and consider that the Contract Holder or Participant has agreed to the change unless we receive written notice that the Contract Holder or Participant does not agree to the change at least 30 calendar days before the date the change becomes effective.

          If we propose a change requiring Contract Holder or Participant consent and the Contract Holder or Participant does not agree to the change, we have the right to not establish new Individual Accounts and to stop accepting Contributions to existing Individual Accounts.

          We will not reduce the minimum guaranteed interest rate for the Fixed Account and the Fixed Plus Account.

          We have the right to change the following without Contract Holder or Participant consent:

          (a)  Net Investment Factor (see 3.06)
               We may change the net investment factor by notifying the Contract Holder or Participant in writing at least 30 calendar days before the change becomes effective. If we do this, the change will apply only to Individual Accounts established, and Contributions received, after the date the change becomes effective.

          (b) Guaranteed Accumulation Account (GAA) market value adjustment (see 7.09)
               We may change the GAA market value adjustment by notifying the Contract Holder or Participant in writing at least 90 calendar days before the change becomes effective. If we do this, the change will apply only to guaranteed terms offered in deposit periods after the date the change becomes effective.

          (c)  Systematic Distribution Options (see 8.08)
               We may change systematic distribution options by notifying the Contract Holder or Participant in writing at least 30 calendar days before the change becomes effective. If we do this, the change will not apply to Participants or beneficiaries receiving payments under an option before the date the change becomes effective.

          (d)  Annuity Options (see 11.03)
               We may change Annuity options by notifying the Contract Holder or Participant in writing at least 30 calendar days before the date the change becomes effective. If we do this, the change will not take effect until at least 12 months after the Effective Date of the Contract, or until at least 12 months after any previous change. Any change will not apply to Participants or beneficiaries receiving Annuity payments before the date the change becomes effective.

          (e)  Mortality Table (see 11.04)
               We may change the mortality table by notifying the Contract Holder or Participant in writing at least 30 calendar days before the date the change becomes effective. If we do this, the new table will not apply to Individual Accounts established before the date the change becomes effective.

          In addition, we may change this Contract as required to comply with state and federal law without Contract Holder or Participant consent by notifying the Contract Holder or Participant at least 30 calendar days before the date the change becomes effective.

          Any unilateral change will not apply to Individual Accounts established before the date the change becomes effective, but will apply to Individual Accounts established on or after the date the change becomes effective. If we make a unilateral change, the Contract Holder or Participants, as applicable, are permitted to terminate participation in the Contract before the date the change becomes effective under the terms of the Contract in effect prior to the date the change becomes effective.

          As required by law, we will make any change of Contract by endorsement, which may be subject to regulatory approval in the state where the Contract is delivered.

1.08   PAYMENTS

          We make payments as directed by the Contract Holder or a Participant, as applicable. Payment requests must be in writing or as we otherwise allow in our administrative practice. We determine the amount of any payment based on the Individual Account value as of the next Valuation Date following our receipt of a payment request in Good Order at our Home Office. Generally, we make payments within seven calendar days.

1.09   DEFERRAL OF PAYMENT

          We may defer payment up to a period of six months or as otherwise provided by state and/or federal law.

1.10   PROOF OF AGE

          If a life-contingent Annuity option is elected, we may require proof of the age of an Annuitant.

1.11   EVIDENCE OF SURVIVAL

          We may require proof that any Annuitant under a life-contingent Annuity option is living.

1.12   MISSTATEMENTS AND ADJUSTMENTS

          If we learn that the age of any Annuitant or second Annuitant is misstated, we will use the correct age to adjust payments. We reserve the right to obtain reimbursement, or to adjust future payments for any amount we overpaid. We will pay the amount of any underpayment.

1.13   REPORTS

          Each calendar year we provide the Contract Holder or a Participant, as applicable, with a report of the Individual Account value. We also provide an annual report for the Separate Account.

1.14   STATE LAWS

          This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required. To determine legal reserve valuation, we use Annuity tables as required by law; such tables may be different from those we use to determine Annuity payments.

1.15   CLAIMS OF CREDITORS

          Individual Accounts are not subject to the claim of any creditor of the Contract Holder, a Participant or a beneficiary, except to the extent permitted by law.

1.16   MAINTENANCE FEE

          We may deduct an annual maintenance fee during the Accumulation Phase.

          The amount of the maintenance fee, if any, for this Contract is shown on Contract Schedule I under Maintenance Fee.

          The fee, if any, is deducted proportionately from each Investment Option in which the Individual Account is invested on the anniversary of the Individual Account Effective Date. The fee is also deducted if the entire Individual Account value is withdrawn.

          If a Participant has more than one Individual Account, we may deduct the fee proportionately from all Individual Accounts. We may eliminate the fee for an Individual Account established with one lump-sum Contribution.

1.17   CHARGES FOR ADDITIONAL SERVICES

          At the request of the Contract Holder, we, or our authorized representatives, may provide administrative services to the Plan. We reserve the right to charge for such services.

1.18   CHARGES SUBJECT TO CHANGE

          The maintenance fee (see 1.16) and charges to the Separate Account during the Accumulation Phase (see 3.07) may vary (increase, decrease, or be eliminated) based on the total assets held in all Individual Accounts under the Contract. In determining total assets, we may aggregate Individual Accounts established under different ALIAC Contracts. The aggregate amount is equal to the sum of assets in all Individual Accounts under this Contract, plus the value of Individual Accounts under other ALIAC Contracts of the same class issued to the Contract Holder. We may determine the amount of the maintenance fee and/or charges to the Separate Account based on total assets on an annual basis. We will determine initial charges based on our estimate of the amount that will be allocated to the Contract during a period mutually agreed upon by the Contract Holder and us.

                           PART I. ACCUMULATION PHASE

SECTION 2. CONTRIBUTIONS AND INDIVIDUAL ACCOUNT VALUE

2.01   CONTRIBUTIONS

          We allocate Contributions in whole percentages among the Investment Options available as directed by the Contract Holder or a Participant, as applicable. Changes in future Contribution allocation may be made at any time without charge. The Contract Holder or a Participant, as applicable, may also establish an Individual Account with one lump-sum Contribution.

          We reserve the right to establish minimum Contribution amounts and to refuse to accept any Contribution.

          Contributions to Individual Accounts may be limited as provided in the Code. The limits, if any, are shown on Contract Schedule I under Contribution Limits.

2.02   PREMIUM TAX

          We pay any applicable premium tax when it is due. We will deduct the amount of any applicable premium tax from the Individual Account value no earlier than when there is a tax liability. We reserve the right to deduct any premium tax due before a Contribution is allocated to an Individual Account.

2.03   INDIVIDUAL ACCOUNT

          We will establish an Individual Account for each Participant.

          If required, we will provide accounts that distinguish between employer and employee Contributions for each Participant.

2.04   EXPERIENCE CREDIT

          We may apply experience credits (investment, administrative, mortality or other) under this Contract and may apply such credits as:

          (a)  A reduction in the maintenance fee;

          (b) A reduction in the mortality and expense risk charge to the Separate Account;

          (c) A reduction in the administrative charge to the Separate Account; and

          (d)  An increase in a Fixed Interest Option interest rate.

          We will apply experience credits at our sole discretion as we deem appropriate for the class of contracts to which the Contract is issued.

2.05   INDIVIDUAL ACCOUNT VALUE

          As of the most recent Valuation Date, the Individual Account value is equal to the total of all Contributions:

          (a) Plus any interest added on the amount, if any, allocated to a Fixed Interest Option(s);

          (b) Plus or minus the investment experience on the amount, if any, held in the Separate Account;

          (c) Minus any applicable maintenance fees, any amounts withdrawn, or used to purchase Annuity payments, or any applicable premium tax; and

          (d)  Minus any applicable fees or charges deducted.

SECTION 3. SEPARATE ACCOUNT

3.01   GENERAL

          The Separate Account, established under Title 38a, Section 38a-433 of the Connecticut General Statutes, buys and holds shares of the Funds available under this Contract. The Separate Account is registered as a unit investment trust under the Investment Company Act of 1940.

          We own the assets held in the Separate Account; we are not a trustee of those assets. Income, gains or losses, realized or unrealized, are credited to or charged against the Separate Account without regard to our other income, gains or losses. Separate Account assets, to the extent of reserves and other Contract liabilities, cannot be charged with liabilities arising out of any other business we conduct.

3.02   FUNDS AVAILABLE

          We reserve the right to limit the number of Funds in which an Individual Account may be invested, at one time or cumulatively, during the Accumulation Phase and/or Annuity Phase.

3.03   CHANGE OR SUBSTITUTION OF FUNDS

          We reserve the right to stop offering any Fund or to add Funds. We may substitute shares of a Fund for shares of another Fund. We will provide the Contract Holder with reasonable advance notice of any elimination, addition or substitution of a Fund. If the Plan is subject to ERISA, we will seek Contract Holder consent in advance of any Fund substitution. Consent will be deemed given unless, following notice of substitution and within a prescribed time period, the Contract Holder notifies us in writing that it does not consent and provides us with alternative investment instructions for the shares that would otherwise be affected by the substitution.

3.04   ACCUMULATION UNITS

          Each Contribution allocated to one or more of the Funds is credited to an Individual Account as accumulation units. The number of accumulation units is calculated by dividing the amount of the Contribution allocated to the Fund by the accumulation unit value (see 3.05) as of the next Valuation Date following our receipt of the Contribution in Good Order at our Home Office.

3.05   ACCUMULATION UNIT VALUE

          The value of each accumulation unit for any Fund for each Valuation Date is computed by multiplying the net investment factor (see 3.06) by the accumulation unit value for such Valuation Date.

          Accumulation unit values may increase or decrease from Valuation Date to Valuation Date.

3.06   NET INVESTMENT FACTOR

          The net investment factor is used to compute the accumulation unit value for any Fund.

          For each Valuation Date, for each Fund, the net investment factor is equal to 1.0000000, plus the net return rate.

          The net return rate equals:

                                       [a - b - c]
                                      ------------- - e - f
                                            d

          Where:

          a is the value of the shares of the Fund held by the Separate Account on the current Valuation Date;
          b is the value of the shares of the Fund held by the Separate Account on the prior Valuation Date;
          c is taxes or provisions for taxes, if any, on the Separate Account (with any federal income tax liability offset by foreign tax credits to the extent allowed);

          d is the total value of the accumulation units and Annuity units of the Separate Account on the prior Valuation Date;
          e is Separate Account daily charges for mortality and expense risk and a daily administrative charge as shown on Contract Schedule I under Daily Charges to the Separate Account; and
          f is if applicable, a charge for the GET Fund guarantee, which is deducted daily during the guarantee period. The charge, which is determined before the beginning of each offering period
                 (see 4.02), is shown on Contract Schedule I under Daily Charges to the Separate Account.

          The net return rate may be greater or less than zero percent.

3.07   CHARGES TO THE SEPARATE ACCOUNT

          During the Accumulation Phase, we may deduct a mortality and expense risk charge from the Individual Account value invested in the Separate Account. In addition, we reserve the right to impose an administrative charge.

          The charges to the Separate Account are shown on Contract Schedule I under Daily Charges to the Separate Account and are deducted daily.

3.08   FUND TRANSFERS

          During the Accumulation Phase, any portion or all of the Individual Account value held in a Fund may be transferred to any other Fund or any available Fixed Interest Option. The Individual Account value will be based on the Fund's accumulation unit value next determined after we receive a transfer request in Good Order.

3.09   WITHDRAWALS FROM THE SEPARATE ACCOUNT

          If the Contract Holder or a Participant, as applicable, requests a partial or full withdrawal (see 8.02) from the Funds, a withdrawal charge may apply (see 8.04).

SECTION 4. AETNA GET FUND (GET FUND)

The following provisions apply if the GET Fund is available.

4.01   GET FUND GUARANTEE PERIOD

          For each GET Fund series, the period for which the GET Fund guarantee applies. The guarantee period ends on the Maturity Date.

4.02   GET FUND OFFERING PERIOD

          The period, usually from one to three months, during which the Contract Holder or a Participant, as applicable, may transfer or allocate amounts to a GET Fund series. Each GET Fund series has a specific offering period. Amounts transferred or allocated prior to the date on which the guarantee period begins are invested in money market instruments.

          We will specify a minimum total asset amount required at the end of an offering period to offer a GET Fund series. If the minimum is not achieved, we reserve the right not to begin the guarantee period. If a GET Fund series is not begun, we will mail a notice to all Contract Holders or Participants, as applicable, who have made allocations to that GET Fund series no less than 15 calendar days after the end of the offering period. The Contract Holder or a Participant, as applicable, then has 45 calendar days from the end of the offering period to reallocate the amount allocated to the GET Fund to any other available Investment Options. During this time, GET Fund assets are invested in money market instruments. If the Contract Holder or a Participant, as applicable, makes no election by the end of the 45-day period, at the next Valuation Date, we will allocate the amount in the terminated GET Fund series to the money market fund available under the Contract.

          We reserve the right to specify a maximum total asset amount for a GET Fund series. If the maximum is achieved, we reserve the right to set a date on which we will stop accepting allocations for that GET Fund series. We will announce the date on which we will stop accepting transfers and allocations 10 calendar days prior to that date.

4.03   GET FUND GUARANTEE

          On the Maturity Date of each GET Fund series, the GET Fund accumulation unit value for that series will not be less than the GET Fund accumulation unit value determined at the close of business on the last day of the offering period. If necessary to offset any shortfall in the GET Fund accumulation unit value, we will transfer funds from our General Account to the Separate Account. The GET Fund guarantee does not apply to transfers or withdrawals made before the Maturity Date.

          If GET Fund accumulation units are adjusted at any time during the guarantee period, the GET Fund guarantee will be restated. We calculate the restated guarantee so that it is equivalent to the original guarantee for that GET Fund series.

          A daily charge is assessed on the amount, if any, allocated to the GET Fund. This charge for the GET Fund guarantee is shown on Contract
          Schedule I under Daily Charges to the Separate Account.

4.04   GET FUND MATURITY DATE

          The GET Fund Maturity Date is the date on which the guarantee period ends and GET Fund accumulation units are liquidated.

          Prior to the Maturity Date for each series, we send a written notice of the date to each Contract Holder or Participant, as applicable, who has an Individual Account value in that series. In response, the Contract Holder or Participant, as applicable, must tell us to which available Investment Options to transfer the amount in the GET Fund on the Maturity Date. If we do not receive instructions, on the Maturity Date we transfer the portion of the Individual Account value held in the GET Fund to another GET Fund series, if available. If no GET Fund series is available, we transfer the amount to the Fund or Funds we designate in the written notice.

4.05   TRANSFERS OR WITHDRAWALS FROM THE GET FUND

          Transfers or withdrawals from the GET Fund before the Maturity Date are based on the GET Fund unit value for the next Valuation Date following our receipt of the request in Good Order (see 8.01 and 8.02).

SECTION 5. FIXED ACCOUNT

The following provisions apply if the Fixed Account is available as shown on Contract Schedule I under Fixed Interest Options Available.

5.01   FIXED ACCOUNT MINIMUM GUARANTEED INTEREST RATE

          The Fixed Account minimum guaranteed interest rate is shown on Contract Schedule I under Fixed Account Minimum Guaranteed Interest Rate.

          Each calendar year, we will set an annual minimum guaranteed interest rate which will apply to all amounts held in the Fixed Account during the calendar year. The one year minimum guaranteed interest rate will be established prior to each calendar year and will be made available to the Contract Holder or Participants, as applicable, in advance of the calendar year. We, at our discretion, may credit a higher interest rate, which is not guaranteed; we will make the current rate, and the period for which it will be credited, available to the Contract Holder or Participants, as applicable.

5.02   TRANSFERS FROM THE FIXED ACCOUNT

          Each calendar year, the percentage shown on Contract Schedule I under Fixed Account Annual Transfer Limit of the amount in the Fixed Account may be transferred to any available Investment Options. The amount available for transfer will be based on the Individual Account value in the Fixed Account as of the date we receive the transfer request in Good Order at our Home Office. We may, on a temporary basis, allow transfer of a larger percentage. There is no limit on the amount that may be transferred to the Fixed Plus Account.

5.03   WITHDRAWALS FROM THE FIXED ACCOUNT

          If the Contract Holder or a Participant, as applicable, requests a partial or full withdrawal (see 8.02) from the Fixed Account, a withdrawal charge may apply (see 8.04).

SECTION 6. FIXED PLUS ACCOUNT

The following provisions apply if the Fixed Plus Account is available as shown on Contract Schedule I under Fixed Interest Options Available.

6.01   FIXED PLUS ACCOUNT MINIMUM GUARANTEED INTEREST RATE

          The Fixed Plus Account minimum guaranteed interest rate is shown on Contract Schedule I under Fixed Plus Account Minimum Guaranteed Interest Rate.

          Each calendar year, we will set an annual minimum guaranteed interest rate which will apply to all amounts held in the Fixed Plus Account during the calendar year. The one year minimum guaranteed interest rate will be established prior to each calendar year and will be made available to the Contract Holder or Participants, as applicable, in advance of the calendar year. We, at our discretion, may credit a higher interest rate, which is not guaranteed; we will make the current rate, and the period for which it will be credited, available to the Contract Holder or Participants, as applicable.

6.02   TRANSFERS FROM THE FIXED PLUS ACCOUNT

          During each rolling 12-month period, the percentage shown on Contract
          Schedule I under Fixed Plus Account Annual Transfer and Partial Withdrawal Limit of the amount in the Fixed Plus Account may be transferred to any available Investment Option.

          The amount available for transfer is based on the Individual Account value in the Fixed Plus Account on the date we receive the transfer request in Good Order at our Home Office, reduced by any amount withdrawn, transferred, taken as a loan (if allowed under the Contract) or used to purchase Annuity payments during the 12 months prior to the transfer request. In addition, we reserve the right to reduce the amount available for transfer by amounts withdrawn under a systematic distribution option.

          Twenty percent of the amount in the Fixed Plus Account may be transferred in each of four consecutive 12 months and the balance transferred in the fifth year subject to the following conditions:

          (a) During the five-year period, no Contributions are allocated to or transferred from the Fixed Plus Account;

          (b) We will include any amount transferred, taken as a loan (if allowed under the Contract) or used to purchase Annuity payments during the prior 12-month period when calculating the amount which equals 20%; and

          (c) We reserve the right to include amounts paid under a systematic distribution option when calculating the amount which equals 20%.

          In addition, we reserve the right to waive the transfer limit when the amount in the Fixed Plus Account is less than or equal to the amount shown on Contract Schedule I under Waiver of Fixed Plus Account Transfer Limit.

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6.03   PARTIAL WITHDRAWALS FROM THE FIXED PLUS ACCOUNT

          During each rolling 12-month period, the percentage shown on Contract
          Schedule I under Fixed Plus Account Annual Transfer and Partial Withdrawal Limit may be withdrawn from the Fixed Plus Account.

          The amount available for withdrawal is based on the Individual Account value in the Fixed Plus Account on the date we receive the withdrawal request in Good Order at our Home Office, reduced by any amount withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments during the 12 months prior to the request. In addition, we reserve the right to reduce the amount available by deducting any amount withdrawn under a systematic distribution option.

          The withdrawal limit does not apply when the partial withdrawal is:

          (a) Due to a Participant's death during the Accumulation Phase and is made within six months of the date of death (this exception applies to only one partial withdrawal);

          (b)  Used to purchase Annuity payments; or

          (c) Due to other conditions that we may apply without unfairly discriminating against Contract Holders of the same class.

6.04   FULL WITHDRAWAL OF THE TOTAL AMOUNT IN THE FIXED PLUS ACCOUNT

          The Contract Holder, or a Participant, as applicable, may withdraw the full amount held in the Fixed Plus Account. When we receive a request for a full withdrawal, no additional transfers, partial withdrawals or loans (if allowed under the Contract) are allowed. The withdrawal will be made as follows:

          (a) One-fifth of the Individual Account value in the Fixed Plus Account as of the date we receive the withdrawal request in Good Order at our Home Office reduced by the amount, if any, transferred, withdrawn, taken as a loan (if allowed under the contract) or used to purchase Annuity payments during the prior 12 months; then

          (b)  One-fourth of the remaining amount 12 months later; then

          (c)  One-third of the remaining amount 12 months later; then

          (d)  One-half of the remaining amount 12 months later; then

          (e) The balance of the Individual Account value in the Fixed Plus Account 12 months later.

          No withdrawal charge applies to amounts withdrawn.

          The Contract Holder or Participant, as applicable, may cancel a full withdrawal request from the Fixed Plus Account at any time.

6.05   WAIVER OF FIXED PLUS ACCOUNT FULL WITHDRAWAL PROVISION

          When a full withdrawal is requested, payment from the Fixed Plus Account is not limited as described in 6.04 when the withdrawal is as noted on Contract Schedule I under Waiver of Fixed Plus Full Withdrawal Provision.

SECTION 7. GUARANTEED ACCUMULATION ACCOUNT (GAA)

The following provisions apply if the Guaranteed Accumulation Account is available as shown on Contract Schedule I under Fixed Interest Options Available.

7.01   NONUNITIZED SEPARATE ACCOUNT

          The Nonunitized Separate Account is established under Title 38a,
          Section 38a-433 of the Connecticut General Statutes and is subject to New York insurance law. There are no discrete units for this account. We own the assets held in the Nonunitized Separate Account; we are not a trustee of those assets. The Contract Holder or Participant does not participate in the investment gain or loss from assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by us. Income, gains or losses, realized or unrealized, are credited to or charged against the Nonunitized Separate Account without regard to our other income, gains or losses. Nonunitized Separate Account assets, to the extent of reserves and other Contract liabilities, cannot be charged with liabilities arising out of any other business we conduct.

7.02   GAA MINIMUM GUARANTEED INTEREST RATE

          All Contributions allocated to a GAA guaranteed term (see 7.04) earn a rate of interest which we determine and which is guaranteed when the Contribution remains in the guaranteed term until the Maturity Date. We will declare the interest rate applicable to a specific guaranteed term at the start of the deposit period for that guaranteed term. The rate credited will never be less than the minimum interest rate shown on Contract Schedule I under Guaranteed Accumulation Account Minimum Guaranteed Interest Rate.

7.03   DEPOSIT PERIOD

          A deposit period is the period of time we determine during which we accept allocations (Contributions, transfers, or reinvestments) to one or more guaranteed terms. We reserve the right to extend the deposit period.

7.04   GUARANTEED TERM

          A guaranteed term is the period of time for which we guarantee the declared interest rate for allocations (Contributions, transfers, or reinvestments) to GAA guaranteed terms. We may offer guaranteed terms ranging in duration from one to ten years. During each deposit period, we may offer more than one guaranteed term of varying lengths. The guaranteed term begins the day after the deposit period ends and ends on the Maturity Date. The Contract Holder or a Participant, as applicable, may allocate Contributions or transfers to any or all guaranteed terms available in the current deposit period.

7.05   GUARANTEED TERM GROUPS

          A guaranteed term group is comprised of all GAA guaranteed terms of the same duration.

7.06   MATURITY DATE, MATURITY VALUE AND REINVESTMENT

          The Maturity Date is the last day of a guaranteed term. The maturity value is the amount we pay at the end of a guaranteed term. At least 18 calendar days before any guaranteed term Maturity Date, we notify the Contract Holder or a Participant, as applicable, of the projected maturity value and the guaranteed terms (and the guaranteed interest rates for each) available during the then-current deposit period. The Contract Holder, or a Participant, as applicable, may then tell us how to allocate the maturity value.

          If the Contract Holder or a Participant, as applicable, does not tell us how to reinvest the maturity value, we reinvest it in a guaranteed term of the same duration if one is available. If no guaranteed term of the same duration is available, we reinvest the maturity value in the guaranteed term with the next shortest duration. If no shorter guaranteed term is available, we reinvest the maturity value in the next longest term. We mail a confirmation of reinvestment. The confirmation includes the guaranteed term in which we have reinvested the maturity value and the guaranteed interest rate for that term.

          If we have reinvested the maturity value, during the month following the Maturity Date, the Contract Holder or a Participant, as applicable, may transfer or withdraw the reinvested amount, with interest earned (as of the date we receive the request) without incurring a market value adjustment (see 7.08).

7.07   TRANSFERS AND WITHDRAWALS FROM THE GAA

          Except as noted below, the Contract Holder or a Participant, as applicable, may transfer any portion or all of the amount held in the GAA. Transfers or withdrawals before the Maturity Date may be subject to a market value adjustment (see 7.08). Amounts invested in a guaranteed term may not be transferred during the deposit period or for a period of 90 calendar days after the close of the deposit period.

          Unless directed otherwise, when the Contract Holder or a Participant, as applicable, requests a transfer or withdrawal from the GAA, we withdraw amounts proportionately from each guaranteed term in which the Individual Account is invested. Within a guaranteed term group (see 7.05), we withdraw first from the oldest deposit period and then from the next oldest and so on until the amount requested is withdrawn.

7.08   APPLICATION OF THE MARKET VALUE ADJUSTMENT

          Transfers or withdrawals from the GAA before the Maturity Date are subject to a market value adjustment, except for:

          (a) A one-month period following the Maturity Date on which we have automatically reinvested the value on the Maturity Date;

          (b)  Distributions under certain systematic distribution options; and

          (c) When the withdrawal is equal to the minimum distribution amount required under the Code, using a method permitted by the Code and which we offer.

          For withdrawals and transfers from the GAA made (1) within six months of a Participant's death or (2) to purchase Annuity payments under a life-contingent Annuity option, the amount withdrawn from the GAA is the greater of:

          (a) The aggregate market value adjustment amount which is the sum of all market value adjusted amounts calculated due to a withdrawal before the Maturity Date (which may be positive or negative); or

          (b)  The amount in the GAA.

          For withdrawals made after the six month period following death, the withdrawal or transfer amount is the aggregate MVA amount.

          A MVA applies to amounts withdrawn to purchase Annuity payment under a period certain Annuity option.

          We may change the GAA market value adjustment by notifying the Contract Holder in writing at least 90 calendar days before the change becomes effective. Any such change will apply only to guaranteed terms offered in deposit periods after the date the change becomes effective and will apply to existing and new Individual Accounts.

7.09   MARKET VALUE ADJUSTMENT (MVA)

          The market value adjustment reflects any change in yields on U.S. Treasury Notes from the time an amount is allocated to a GAA guaranteed term to the time of a transfer or withdrawal prior to the Maturity Date. When the market value adjustment is applied, the amount transferred or withdrawn from the GAA is multiplied by a factor which is calculated as follows:

                                                    x
                                                  -----
                                                   365
                                       (1 + i)
                                      -----------------
                                                    x
                                                  -----
                                                   365
                                       (1 + j)

          Where:

                 i     is the deposit period yield
                 j     is the current yield
                 x     is the number of days remaining (computed from Wednesday
                       of the week of withdrawal) in the guaranteed term.

          The deposit period yield and the current yield are determined as follows:

               DEPOSIT PERIOD YIELD
               At the close of the last business day of each week of a deposit period, we compute a yield that is the average of the yields on U.S. Treasury Notes which mature in the last three months of the guaranteed term. The deposit period yield is the average of those yields for the deposit period. If a withdrawal is made prior to the close of the deposit period, the deposit period yield is the average of the yields of U.S. Treasury Notes for each week preceding the withdrawal. In the event that no U.S. Treasury Notes will mature in the last three months of the guaranteed term, we reserve the right to use the U.S. Treasury Notes that mature in a following quarter.

               CURRENT YIELD
               The Current Yield is the average of the yields of the same U.S. Treasury Notes used to calculate the deposit period yield on the last business day of the week preceding withdrawal.

               If U.S. Treasury Notes are no longer available, we will substitute a suitable replacement index, subject to approval of the Superintendent of the New York Insurance Department.

               A detailed description of the MVA has been filed with the Superintendent of the New York Insurance Department.

SECTION 8. TRANSFERS, WITHDRAWALS AND DISTRIBUTIONS

8.01   TRANSFERS

          During the Accumulation Phase, the Contract Holder or a Participant, as applicable, may transfer all or any portion of the Individual Account value among the available Investment Options. The Individual Account value on any amount transferred from a Fund will be based on the Fund's accumulation unit value next determined after we receive the transfer request in Good Order at our Home Office.

          The Contract Holder or a Participant, as applicable, may request a transfer by properly completing a transfer request form and sending it to our Home Office, or by otherwise complying with our administrative procedures. We reserve the right to establish a minimum transfer amount.

8.02   WITHDRAWALS

          As allowed by the Plan, if applicable, and subject to provisions of the Code (see 8.03), during the Accumulation Phase, the Contract Holder or a Participant, as applicable, may withdraw any portion or all of the Individual Account value. For Code Section 403(b) Plans, the Contract Holder or a Participant, as applicable, may transfer the amount withdrawn to another investment provider under the Plan or roll over such amount that qualifies as an eligible rollover distribution in accordance with Code Sections 403(b)(8), 401(a)(31) and 402(c) and applicable regulations. The Individual Account value of any amount withdrawn from a Fund will be based on the Fund's accumulation unit value next determined after we receive the transfer request in Good Order.

          The Contract Holder or a Participant, as applicable, may request a withdrawal by properly completing a withdrawal request form and forwarding it to our Home Office, or by otherwise complying with our administrative procedures. Unless the Contract Holder or a Participant, as applicable, requests otherwise, the withdrawal will be made proportionately from the Investment Options in which the Individual Account is invested.

          A withdrawal charge may apply to amounts withdrawn (see 8.04). In addition, a market value adjustment may apply to amounts withdrawn from the GAA (see 7.08 and 7.09) and limitations may apply to withdrawals from the Fixed Plus Account (see 6.04).

8.03   WITHDRAWAL RESTRICTIONS UNDER THE CODE

          The Code may impose restrictions on the amount and timing of withdrawals. The restrictions applicable to this Contract are shown on Contract Schedule I under Withdrawal Restrictions Under the Code. Withdrawals that do not comply with the Code may be subject to tax penalties.

8.04   WITHDRAWAL CHARGE

          During the Accumulation Phase, we may deduct a withdrawal charge from the Individual Account value withdrawn. The charge, if any, is a percentage of the amount withdrawn from the Funds and/or Fixed Interest Options (except, if applicable, the Fixed Plus Account). The withdrawal charge will never exceed 8.5% of the total amount of Contributions, or the maximum permitted by National Association of Securities Dealers, Inc. (NASD) rules.

          The withdrawal charge, if any, is shown on Contract Schedule I under Withdrawal Charge.

8.05   WAIVER OF WITHDRAWAL CHARGE

          The withdrawal charge (see 8.04) does not apply in any of the circumstances shown on Contract Schedule I under Waiver of Withdrawal Charge.

          In addition, we reserve the right to reduce, waive or eliminate the withdrawal charge.

8.06   REINSTATEMENT

          Within 30 calendar days after a withdrawal, the Contract Holder or a Participant, as applicable may elect to reinstate all or a portion of the proceeds of a full withdrawal if allowed by applicable law. We must receive the reinstated amount within 60 calendar days of the withdrawal.

          Any maintenance fee and withdrawal charge imposed at the time of the withdrawal is included in the reinstatement. If only a portion of the amount withdrawn is reinstated, the amount of any maintenance fee and withdrawal charge deducted will be restored proportionally. The amount of any market value adjustment deducted from any amount withdrawn from the GAA is not included in the amount reinstated.

          Any amount reinstated to the GAA will be credited to guaranteed terms available in the current deposit period. We will reinvest it in a guaranteed term of the same duration if one is available. If no guaranteed term of the same duration is available, we reinvest the maturity value in the guaranteed term with the next shortest duration. If no shorter guaranteed term is available, we reinvest the maturity value in the next longest term.

          Amounts withdrawn from a GET Fund series are reinstated to the current offering period if one is available. If no GET Fund offering period is available, any amount withdrawn from the GET Fund is reinstated equally among all other Investment Options in which the Individual Account is invested.

          Amounts are reinstated among the Investment Options in the same proportion as they were held at the time of withdrawal, except, as noted above, for amounts from the GET Fund. Any maintenance fee which falls due after the withdrawal and before the reinstatement is deducted from the amount reinstated.

          The number of accumulation units reinstated to any Fund is based on the accumulation unit values next computed after we receive the reinstatement request in Good Order at our Home Office.

          Reinstatement is permitted only once.

8.07   REQUIRED DISTRIBUTIONS

          While an Individual Account remains in the Accumulation Phase, the Code may require distribution of all or a portion of the Individual Account value. The Contract Holder, a Participant or Contract beneficiary, as applicable, must tell us when to begin distributions. We have no responsibility for adverse tax consequences as the result of the Contract Holder, Participant or Contract beneficiary, as applicable, not complying with minimum distribution requirements.

          The distribution requirements, if any, are shown on Contract Schedule I under Required Distributions.

          Generally, to meet distribution requirements, the Contract Holder, a Participant or Contract beneficiary, as applicable, may request partial withdrawals, a systematic distribution option (see 8.08) or an Annuity option.

8.08   SYSTEMATIC DISTRIBUTION OPTIONS (SDOS)

          During the Accumulation Phase, we offer one or more distribution options. Under these options we make regularly-scheduled, automatic, partial distributions of the Individual Account value.

          Withdrawals from the Individual Account value for an SDO are made proportionately from each investment option in which the account is invested. No withdrawal charge applies to amounts distributed under a systematic distribution option. A MVA may apply, however, to amounts withdrawn from the GAA.

          If applicable, all payments comply with the incidental death benefit test of Code Section 401(a)(9). Any single or joint life expectancy factor(s) used in the calculation of a systematic distribution option will comply with Code Section 401(a)(9) and related regulations and are generally based on the tables associated with that section of the Code.

          To request an SDO, the Contract Holder, a Participant, or Contract beneficiary, as applicable, must complete an election form and forward it to our Home Office. We may require a minimum Individual Account value to elect an SDO. Generally, an SDO may be elected only once and if revoked, may not be reinstated.

          The availability of any specific option will be subject to terms and conditions applicable to that option. Availability is also determined by the Plan. We reserve the right to discontinue the availability of an SDO option for future election. Payments will, however, continue to Participants who elected the option before the date it is no longer available.

8.09   INDIVIDUAL ACCOUNT TERMINATION

          If the Individual Account value is an amount equal to or less than the amount shown on Contract Schedule I under Individual Account Termination Amount and we have received no Contributions for 36 months, we reserve the right to terminate an Individual Account. Before we do this, we notify the Contract Holder or Participant, as applicable, 90 calendar days in advance. When we terminate an Individual Account, we do not deduct a withdrawal charge. We do not exercise this right when the Individual Account value is equal to or less than the amount shown on Contract Schedule I under Individual Account Termination Amount due to investment performance.

SECTION 9. LOANS

9.01   LOAN AVAILABILITY

          Contract Schedule I indicates whether loans are available under this Contract. If available, a loan endorsement is included as part of this Contract.

SECTION 10. DEATH BENEFIT DURING THE ACCUMULATION PHASE

10.01  DEATH BENEFIT

          If a Participant dies during the Accumulation Phase, we pay a death benefit. The amount of the death benefit is the Individual Account value as of the next Valuation Date following our receipt of acceptable proof of death at our Home Office (see 7.08 for amounts in the GAA).

10.02  CONTRACT BENEFICIARY

          The Contract beneficiary is shown on Contract Schedule I under Contract beneficiary. Generally, the Participant may name a beneficiary under the Plan (the Plan beneficiary). If allowed by the Plan, when designating the beneficiary, the Contract Holder or a Participant, as applicable, may specify, the form of payment as permitted by the Code. The Contract beneficiary and the form of payment, if applicable, may be designated or changed in writing or as we may otherwise allow in our administrative procedures.

10.03  DISTRIBUTION OF DEATH BENEFIT

          Generally, if the Plan beneficiary is the Participant's surviving spouse, distribution of the death benefit must begin no later than the year the Participant would have attained age 70 1/2 or any other date allowed under federal law or regulations.

          If the Plan beneficiary is not the Participant's surviving spouse, generally, the death benefit must be used to purchase Annuity payments within one year of the year of the Participant's death or otherwise paid within five years of the year of the Participant's death.

          Annuity payments to a Plan beneficiary may not extend beyond the period specified in the Code.


                             PART II. ANNUITY PHASE

SECTION 11. GENERAL PROVISIONS

11.01  ELECTION

          The Contract Holder, a Participant, or Contract or Plan beneficiary, as applicable, may elect an Annuity option by properly completing an election form and forwarding it to our Home Office no later than 30 calendar days before the desired first Annuity payment date. All Annuity option elections must comply with any Plan requirements and regulatory requirements including the Code minimum distribution requirements.

          All or any portion of the Individual Account value (after the deduction of any applicable premium tax) may be used to purchase Annuity payments (for amounts from the GAA, see 7.08).

          The Contract Holder, a Participant, or Contract or Plan beneficiary, as applicable, must also select an Annuity option (see 11.03) and the Investment Options (see 11.06).

          Once payments begin, an Annuity option may not be revoked, nor may any amount be withdrawn except as noted below.

11.02  CHANGE OF ANNUITY PROVISIONS

          We reserve the right to change or eliminate Annuity options (see 11.03) and to change the mortality table (see 11.04) we use to calculate payment rates for life-contingent Annuity payments. If we do this, any change will not take effect until at least 12 months after the Contract Effective Date, or until at least 12 months after any previous change. A change to Annuity options or the mortality table used to calculate payment rates will not apply to Individual Accounts established before the date the change becomes effective.

11.03  ANNUITY OPTIONS

          The Contract Holder, a Participant, or Contract or Plan beneficiary, as applicable, must elect one of the following:

          OPTION 1: PAYMENTS FOR A STATED PERIOD
          This option provides payments for a stated period. The number of years in the stated period must fall within the range shown on Contract
          Schedule II under Payment Period.

          If payments for this option are under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within five years of the first payment, the lump-sum payment is treated as a withdrawal during the Accumulation Phase and any applicable withdrawal charge applies (see 8.04).

          If the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

          OPTION 2: LIFE INCOME FOR ONE ANNUITANT
          This option provides payments for the life of the Annuitant. If this option is elected, the Contract Holder, a Participant, or Contract or Plan beneficiary, as applicable, must also choose one of the following:

          (a)  Payments cease at the death of the Annuitant; or

          (b) Payments are guaranteed for a period within the range shown on Contract Schedule II under Payment Period; or

          (c) Fixed-only cash refund: at the death of the Annuitant, the beneficiary receives a lump-sum payment in an amount equal to the amount applied to the Annuity (minus any applicable premium tax), minus the amount of payments made to the Annuitant.

          Under (a) or (b), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

          OPTION 3: LIFE INCOME FOR TWO ANNUITANTS
          This option provides payments for the lives of the Annuitant and a second Annuitant. Payments continue until both Annuitants have died. If this option is elected, the Contract Holder, a Participant, or Contract or Plan beneficiary as applicable, must also choose one of the following:

          (a)  100% of the payment amount to continue after the first death; or

          (b)  66 2/3% of the payment amount to continue after the first death;
               or

          (c)  50% of the payment amount to continue after the first death; or

          (d) 100% of the payment amount to continue after the first death with payments guaranteed to the beneficiary after the second death for a period within the range shown on Contract Schedule II under Payment Period; or

          (e) 100% of the payment amount to continue at the death of the specified second Annuitant and 50% of the payment amount to continue at the death of the specified Annuitant; or

          (f) 100% of the fixed-only payment amount to continue after the first death with a cash refund to the Contract beneficiary after the second death. The amount of the cash refund is equal to the amount applied to the Annuity (minus any applicable premium tax), minus the amount of payments made.

          Under (a) or (d), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

          OTHER OPTIONS
          As allowed under applicable state law, we reserve the right to make other options available.

11.04  MORTALITY TABLE

          The mortality table for this Contract is shown on Contract Schedule II under Mortality Table.

11.05  PAYMENTS

          The first payment amount must be at least $50 per month or $250 per year. We reserve the right to increase the minimum first payment amount, if allowed by state law, based on increases reflected in the Consumer Price Index-Urban (CPI-U) since July 1, 1993.

          To calculate the first payment of a variable Annuity or the guaranteed payments for a fixed Annuity, we will use the Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age. The Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age is the person's age as of the birthday closest to the day Annuity payments begin, reduced as follows:

          (a)  Reduced by one year for payments before January 1, 2000;

          (b) Reduced by two years for payments beginning during the period from January 1, 2000 through December 31, 2009;

          (c) Starting on January 1, 2010, reduced by one additional year for payments beginning in each succeeding decade.

          If a fixed Annuity is elected, we will use the applicable current settlement option rates if they will provide higher fixed Annuity payments.

11.06  INVESTMENT OPTIONS

          When an Annuity option is elected, the Contract Holder, a Participant, or Contract or Plan beneficiary, as applicable, must elect:

          (a) A fixed Annuity for which the underlying investment is our General Account;

          (b) A variable Annuity for which the underlying investment is one or more of the available Funds; or

          (c)  A combination of (a) and (b).

          For a variable Annuity, the maximum number of Funds available during the Annuity Phase is shown on Contract Schedule II under Maximum Number of Funds. The Funds available during the Annuity Phase might not be the same as those available during the Accumulation Phase.

11.07  FIXED ANNUITY MINIMUM GUARANTEED INTEREST RATE

          For a fixed Annuity, the interest rate will never be less than the minimum guaranteed rate shown on Contract Schedule II under Fixed Annuity Minimum Guaranteed Interest Rate.

11.08  VARIABLE ANNUITY ASSUMED ANNUAL NET RETURN RATE ELECTION

          If a variable Annuity is elected, the Contract Holder, or Participant, as applicable must also elect an assumed annual net return rate of 3.5% or 5%. The initial Annuity payment for the option elected will reflect the assumed annual net return rate. If subsequent Annuity payments are to remain level, the Separate Account must earn this rate, plus enough to cover the mortality and expense risk charge shown on Contract Schedule II under Daily Charges to the Separate Account plus any applicable administrative charge.

11.09  VARIABLE ANNUITY TRANSFERS

          If a variable Annuity is elected, the Contract Holder, a Participant, or Contract or Plan beneficiary, as applicable, may request that we transfer all or a portion of the amount allocated to a Fund to any other available Fund. Transfer requests must be expressed as a percentage of the allocation among the Funds on which the variable payment is based. The number of transfers allowed each calendar year is shown on Contract Schedule II under Number of Annual Transfers Among Funds. We reserve the right to allow additional transfers. Transfers are effective as of the next Valuation Date following our receipt of a transfer request in Good Order at our Home Office.

11.10  FUND ANNUITY UNITS

          The number of Fund Annuity units is based on the amount of the first variable Annuity payment which is equal to:

          (a) The portion of the Individual Account value (minus any applicable premium tax) used to purchase a variable Annuity; divided by

          (b)  One thousand; multiplied by

          (c)  The payment rate for the option chosen.

          Such amount, or portion of the variable payment will be divided by the appropriate Fund's, or Funds', Annuity unit value (see 11.11) on the tenth Valuation Date before the due date of the first payment to determine the number of Fund Annuity units. The number of each Fund's Annuity units remains fixed unless changed by a subsequent Fund transfer or if the Annuity option provides for a change in units (i.e., under life income for two annuitants option after the first death). Each future payment is equal to the sum of the products of each Fund's Annuity unit value multiplied by the appropriate number of units. The Fund Annuity unit value on the tenth Valuation Date before the payment due date is used.

11.11  FUND ANNUITY UNIT VALUE

          For any Valuation Date, a Fund's Annuity unit value is equal to:

          (a) The Annuity unit value for the prior Valuation Date; multiplied by

          (b) The Annuity unit net return factor (see 11.12) for the current Valuation Date; multiplied by

          (c) A factor to reflect the assumed annual net return rate. The factor for an assumed annual net return rate of 5% is 0.9998663; for 3.5% it is 0.9999058.

          The dollar value of a Fund Annuity unit and the amount of a variable Annuity payment may increase or decrease due to investment gain or loss. We will not change the payment amount due to changes in mortality, expense results, or the administrative charge.

11.12  FUND ANNUITY NET RETURN FACTOR

          The Annuity net return factor(s) are used to compute all variable Annuity payments for any Fund.

          The net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

          The net return rate equals:

                                        [a - b - c]
                                       ------------- - e
                                             d

          Where:

          a is the value of the shares of the Fund held by the Separate Account on the current Valuation Date;

          b is the value of the shares of the Fund held by the Separate Account on the prior Valuation Date;

          c is taxes or provisions for taxes, if any, on the Separate Account (with any federal income tax liability offset by foreign tax credits to the extent allowed);

          d is the total value of the accumulation units and Annuity units of the Separate Account on the prior Valuation Date;

          e is Separate Account daily charges for mortality and expense risk and a daily administrative charge as shown on Contract Schedule II under Daily Charges to the Separate Account.

          A net return rate may be more or less than 0%. The value of a share of a Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

11.13  DEATH BENEFIT DURING THE ANNUITY PHASE

          The Contract Holder or a Participant, as applicable, must name a beneficiary for the Annuity Phase. Unless not allowed by the Plan, or restricted by the Contract Holder, or a Participant, as applicable, the beneficiary may name a beneficiary.

          If an Annuitant(s) dies, any remaining guaranteed payments continue to the beneficiary. Payments are made at least as rapidly as provided by the option in effect at the death of the Annuitant. Annuity payments to a beneficiary may not extend beyond (1) the life of the beneficiary, or (2) any period certain greater than the beneficiary's life expectancy as determined by the Code.

          The beneficiary may also elect a lump-sum payment equal to the present value of any remaining payments.

          The interest rate used to determine the first Annuity payment is used to calculate the present value. The present value is determined as of the next Valuation Date following our receipt of acceptable proof of death and a written claim for the death benefit.

          Unless not allowed by the Plan or restricted by the Contract Holder, or a Participant, as applicable, if the beneficiary dies while receiving payments, the present value of any remaining guaranteed payments is paid in a lump-sum to the beneficiary's beneficiary or to the beneficiary's estate.

11.14  CHARGES TO THE SEPARATE ACCOUNT

          During the Annuity Phase, we may deduct a mortality and expense risk charge from the Individual Account value invested in the Separate Account. In addition, we reserve the right to impose an administrative charge.

          The maximum charges to the Separate Account are shown on Contract
          Schedule II under Daily Charges to the Separate Account. If applicable, the charges are deducted daily.

                     OPTION 1: PAYMENTS FOR A STATED PERIOD

                            MONTHLY AMOUNT FOR EACH $1,000*
              RATES FOR A FIXED ANNUITY WITH A 3% GUARANTEED INTEREST RATE
-----------------------------------------------------------------------------------------
        YEARS                 PAYMENT                YEARS                PAYMENT
----------------------- --------------------- --------------------- ---------------------
          5                    $17.91                  20                  $5.51
          10                     9.61                  25                   4.71
          15                     6.87                  30                   4.18

                         FIRST MONTHLY AMOUNT FOR EACH $1,000*
          RATES FOR A VARIABLE ANNUITY WITH A 3.5% ASSUMED INTEREST RATE (AIR)
-----------------------------------------------------------------------------------------
        YEARS                 PAYMENT                YEARS                PAYMENT
----------------------- --------------------- --------------------- ---------------------
          5                    $18.12                  20                  $5.75
          10                     9.83                  25                   4.96
          15                     7.10                  30                   4.45


                         FIRST MONTHLY AMOUNT FOR EACH $1,000*
           RATES FOR A VARIABLE ANNUITY WITH A 5% ASSUMED INTEREST RATE (AIR)
-----------------------------------------------------------------------------------------
        YEARS                 PAYMENT                YEARS                PAYMENT
----------------------- --------------------- --------------------- ---------------------
          5                    $18.74                  20                  $6.51
          10                    10.51                  25                   5.76
          15                     7.82                  30                   5.28

                  * Net of any applicable premium tax deduction

                     OPTION 2: LIFE INCOME FOR ONE ANNUITANT

                                               MONTHLY PAYMENT AMOUNT FOR EACH $1,000*
                                  RATES FOR A FIXED ANNUITY PAYMENT WITH 3% GUARANTEED INTEREST RATE
------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
                      OPTION 2(a):       OPTION 2(b):       OPTION 2(b):       OPTION 2(b):       OPTION 2(b):       OPTION 2(c):
      ADJUSTED        PAYMENTS FOR         PAYMENTS           PAYMENTS           PAYMENTS           PAYMENTS          CASH REFUND
       AGE OF             LIFE            GUARANTEED         GUARANTEED         GUARANTEED         GUARANTEED
     ANNUITANT                              5 YEARS           10 YEARS           15 YEARS           20 YEARS
------------------- ------------------ ------------------ ------------------ ------------------ ------------------ ----------------
         55               $4.44              $4.42              $4.39              $4.32              $4.22              $4.19
         60                4.95               4.93               4.86               4.73               4.55               4.57
         65                5.65               5.61               5.47               5.22               4.89               5.06
         66                5.82               5.77               5.61               5.33               4.96               5.18
         70                6.64               6.54               6.23               5.76               5.19               5.70
         75                8.06               7.82               7.14               6.25               5.38               6.51

                                   FIRST MONTHLY PAYMENT AMOUNT FOR EACH $1,000*
                        RATES FOR A VARIABLE ANNUITY PAYMENT WITH 3.5% ASSUMED INTEREST RATE
---------------------------------------------------------------------------------------------------------------------
                        OPTION 2(a):       OPTION 2(b):        OPTION 2(b):       OPTION 2(b):       OPTION 2(b):
      ADJUSTED          PAYMENTS FOR         PAYMENTS            PAYMENTS           PAYMENTS           PAYMENTS
       AGE OF               LIFE            GUARANTEED          GUARANTEED         GUARANTEED         GUARANTEED
     ANNUITANT                                5 YEARS            10 YEARS           15 YEARS           20 YEARS
--------------------- ------------------ ------------------ ------------------- ------------------ ------------------
         55                 $4.72              $4.71              $4.67               $4.60              $4.50
         60                  5.23               5.21               5.13                5.00               4.82
         65                  5.94               5.89               5.73                5.48               5.15
         70                  6.92               6.81               6.49                6.00               5.43
         75                  8.35               8.08               7.38                6.48               5.62

                                   FIRST MONTHLY PAYMENT AMOUNT FOR EACH $1,000*
                         RATES FOR A VARIABLE ANNUITY PAYMENT WITH 5% ASSUMED INTEREST RATE
---------------------------------------------------------------------------------------------------------------------
                        OPTION 2(a):       OPTION 2(b):        OPTION 2(b):       OPTION 2(b):       OPTION 2(b):
      ADJUSTED          PAYMENTS FOR         PAYMENTS            PAYMENTS           PAYMENTS           PAYMENTS
       AGE OF               LIFE            GUARANTEED          GUARANTEED         GUARANTEED         GUARANTEED
     ANNUITANT                                5 YEARS            10 YEARS           15 YEARS           20 YEARS
--------------------- ------------------ ------------------ ------------------- ------------------ ------------------
         55                 $5.63              $5.61              $5.56               $5.47              $5.36
         60                  6.12               6.09               6.00                5.85               5.65
         65                  6.82               6.75               6.57                6.30               5.95
         70                  7.80               7.67               7.30                6.78               6.21
         75                  9.23               8.93               8.16                7.23               6.38

                  * Net of any applicable premium tax deduction

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE a. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.

                    OPTION 3: LIFE INCOME FOR TWO ANNUITANTS

                                               MONTHLY PAYMENT AMOUNT FOR EACH $1,000*
                                 RATES FOR A FIXED ANNUITY PAYMENT WITH 3.0% GUARANTEED INTEREST RATE
-----------------------------------------------------------------------------------------------------------------------------------
       ADJUSTED AGES                                                                PAYMENTS
-----------------------------                                                      GUARANTEED
   PRIMARY       SECONDARY                                                          10 YEARS
  ANNUITANT      ANNUITANT      OPTION 3(a)     OPTION 3(b)      OPTION 3(c)       OPTION 3(d)      OPTION 3(e)       OPTION 3(f)
--------------- ------------- --------------- ---------------- ----------------- ---------------- ----------------- ---------------
      55             50            $3.69           $4.05            $4.27             $3.69            $4.03             $3.67
      55             60             3.99            4.44             4.71              3.98             4.20              3.94

      65             60             4.38            4.97             5.32              4.38             4.93              4.29
      65             70             4.93            5.68             6.15              4.91             5.27              4.74

      75             70             5.69            6.68             7.32              5.62             6.67              5.29
      75             80             6.78            8.11             8.99              6.54             7.36              5.93

                                       FIRST MONTHLY PAYMENT AMOUNT FOR EACH $1,000*
                           RATES FOR A VARIABLE ANNUITY PAYMENT WITH 3.5% ASSUMED INTEREST RATE
----------------------------------------------------------------------------------------------------------------------------
           ADJUSTED AGES                                                                      PAYMENTS
-------------------------------------                                                        GUARANTEED
     PRIMARY           SECONDARY                                                              10 YEARS
    ANNUITANT          ANNUITANT        OPTION 3(a)      OPTION 3(b)       OPTION 3(c)       OPTION 3(d)       OPTION 3(e)
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
        55                 50              $3.97            $4.35             $4.56            $3.97             $4.31
        55                 60               4.27             4.73              5.00             4.26              4.48

        65                 60               4.66             5.25              5.61             4.65              5.22
        65                 70               5.19             5.97              6.44             5.17              5.54

        75                 70               5.95             6.96              7.61             5.87              6.95
        75                 80               7.04             8.39              9.29             6.79              7.64

                                       FIRST MONTHLY PAYMENT AMOUNT FOR EACH $1,000*
                            RATES FOR A VARIABLE ANNUITY PAYMENT WITH 5% ASSUMED INTEREST RATE
----------------------------------------------------------------------------------------------------------------------------
           ADJUSTED AGES                                                                      PAYMENTS
-------------------------------------                                                        GUARANTEED
     PRIMARY           SECONDARY                                                              10 YEARS
    ANNUITANT          ANNUITANT        OPTION 3(a)      OPTION 3(b)       OPTION 3(c)       OPTION 3(d)       OPTION 3(e)
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
        55                 50              $4.88            $5.26             $5.48            $4.88             $5.23
        55                 60               5.15             5.63              5.91             5.14              5.38

        65                 60               5.52             6.14              6.51             5.51              6.10
        65                 70               6.04             6.84              7.34             6.00              6.41

        75                 70               6.77             7.84              8.51             6.68              7.81
        75                 80               7.86             9.28              10.20            7.57              8.49

                  * Net of any applicable premium tax deduction

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE a. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.

                                   [GRAPHIC]

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

                       Home Office: 151 Farmington Avenue

                           Hartford, Connecticut 06156

                                  800-525-4225

                   GROUP COMBINATION DEFERRED ANNUITY CONTRACT
                               (NONPARTICIPATING)